Exhibit 99.1

JAZZ PHARMACEUTICALS ANNOUNCES FIRST QUARTER 2013

FINANCIAL RESULTS

Company Reports Total Revenues of $196 Million Driven by Record Net Sales of

Xyrem and Erwinaze

Adjusted EPS of $1.37; GAAP EPS of $0.71

Company Announces up to $200 Million Share Repurchase Program

DUBLIN, May 7, 2013 — Jazz Pharmaceuticals plc (Nasdaq: JAZZ) today announced financial results for the first quarter ended March 31, 2013, updated 2013 financial guidance and key additions to its board of directors.

“During the first quarter, we continued to deliver strong top and bottom line growth fueled by growing sales of Xyrem and Erwinaze,” said Bruce Cozadd, chairman and chief executive officer of Jazz Pharmaceuticals plc. “We have made substantial progress in the execution of our strategy to maximize the potential of our product portfolio while further strengthening our cash position, positioning us to pursue promising corporate development opportunities and share repurchases.”

Adjusted net income for the first quarter of 2013 was $84.4 million, or $1.37 per diluted share, compared to $51.7 million, or $0.89 per diluted share, for the first quarter of 2012.

Both GAAP income from continuing operations and GAAP net income for the first quarter of 2013 were $43.4 million, or $0.71 per diluted share. GAAP income from continuing operations for the first quarter of 2012 was $30.2 million, or $0.52 per diluted share, and GAAP net income for the first quarter of 2012 was $27.7 million, or $0.48 per diluted share.

GAAP net income for the first quarter of 2013 included various acquisition-related expenses, including the change in fair value of contingent consideration, upfront license fees, transaction, integration and restructuring expenses, as well as certain non-cash expenses and income tax adjustments. GAAP net income for the first quarter of 2012 included various acquisition-related expenses, including transaction and integration expenses, as well as certain non-cash expenses and discontinued operations. Reconciliations of applicable GAAP to non-GAAP adjusted information are included with this press release.

In May 2013, our board of directors authorized the use of up to $200 million to repurchase the company’s ordinary shares. The timing and amount of repurchases will depend on a variety of factors, including the price of the company’s ordinary shares, alternative investment opportunities, restrictions under our existing credit agreement, corporate and regulatory requirements and market conditions.

First Quarter 2013 Revenues and Product Sales

Total revenues for the first quarter of 2013 were $196.2 million, compared to total revenues of $102.5 million for the first quarter of 2012. The increase in total revenues for the quarter ended March 31, 2013 was driven primarily by inclusion of revenues from the acquired EUSA Pharma business and increased net sales of Xyrem® (sodium oxybate) oral solution.

Total revenues for the quarter ended March 31, 2013 included net sales, royalties and contract revenues. A table showing net sales for the first quarter of 2013 compared to pro forma net sales for the first quarter of 2012 is included in this press release.

Net sales for the first quarter of 2013 were as follows:

•

Xyrem®: First quarter 2013 Xyrem sales increased by 60% to $117.5 million compared to $73.4 million during the first quarter of 2012. During the first quarter of 2013, the average number of active Xyrem patients was approximately 10,550.

•

Erwinaze®/Erwinase® (asparaginase Erwinia chrysanthemi): First quarter 2013 worldwide net sales of Erwinaze/Erwinase were $41.8 million compared to first quarter 2012 pro forma net sales of $32.9 million.

•

Prialt® (ziconotide) intrathecal infusion: First quarter 2013 net sales of Prialt were $5.0 million compared to pro forma net sales of $9.9 million in the same period of 2012. The higher pro forma net sales of Prialt during the first quarter of 2012 included $4.6 million of sales of Prialt to Eisai Co. Limited under a supply agreement for distribution and sale in Europe.

•

Psychiatry Products: First quarter 2013 net sales of the company’s psychiatry products were $17.7 million compared to pro forma net sales of $18.1 million for the same period of 2012. First quarter 2013 net sales of the psychiatry products were impacted by the launch of a generic version of Luvox CR in March 2013.

•

Other: Net sales of other products for the first quarter of 2013 were $12.7 million compared to pro forma net sales of $12.9 million in the same period of 2012. “Other” includes products acquired in the EUSA Pharma and Azur Pharma transactions that are not mentioned above.

Operating Expenses and Other

Operating expenses for the first quarter of 2013 increased to $128.1 million compared to $66.8 million for the first quarter of 2012. Operating expenses increased over the prior year for the following reasons:

•

Cost of product sales for the first quarter of 2013 was $27.2 million compared to $7.7 million for the same period in 2012. The increase in 2013 was primarily due to higher net sales and a change in product mix.

•

Gross margin for the first quarter of 2013, as a percentage of product sales, was 86.0% compared to 92.4% for the same period in 2012. Our gross margin percentage in the first quarter of 2013 as compared to the same period in 2012 was lower primarily due to the inclusion of products from the EUSA Pharma acquisition.

•	Selling, general and administrative (“SG&A”) and research and development (“R&D”) expenses for the first quarter of 2013 totaled $81.3 million compared to

$48.3 million for the same period of 2012. The increase reflected higher headcount and related expenses due primarily to the expansion of our business, a change in the fair value of contingent consideration related to the EUSA Pharma acquisition and upfront license fees, partially offset by lower transaction and integration costs. Adjusted SG&A and R&D expenses for the first quarter of 2013 totaled $62.2 million compared to $39.3 million for the same period in 2012.

•

Intangible asset amortization for the first quarter of 2013 was $19.6 million compared to $10.7 million for the same period in 2012. The increase was primarily related to amortization of intangible assets acquired as part of the EUSA Pharma acquisition.

First quarter of 2013 net interest expense was $7.4 million. As of March 31, 2013, our cash and cash equivalents were $450.5 million, and the remaining balance on our term loan was $451.2 million.

During the fourth quarter of 2012, the company sold its women’s health business. Financial results from the women’s health business are reported as discontinued operations for the quarter ended March 31, 2012.

2013 Financial Guidance

Jazz Pharmaceuticals is providing the following updated 2013 guidance:

Revenues	$830-$860 million
Total Net Product Sales	$823-$853 million
-Xyrem Net Sales -Erwinaze/Erwinase Net Sales	$540-$555 million $150-$175 million
Adjusted Gross Margin %[1,3]	87-89%
Adjusted Combined SG&A and R&D Expenses[2,3]	$260-$275 million
GAAP Net Income Per Diluted Share	$3.32-$3.69
Adjusted Net Income Per Diluted Share[3]	$6.10-$6.30

1.	Excludes $4 million of acquisition accounting inventory fair value step-up and $2 million in share-based compensation expense from estimated GAAP gross margin of 86-88%.
2.	Excludes $46-$48 million of share-based compensation expense, $15 million related to a change in fair value of contingent consideration, $4 million of depreciation expense, $4 million of upfront license fees and $2-$3 million of transaction, integration and restructuring costs from estimated GAAP combined SG&A and R&D expenses of $325-$340 million.
3.	See “Non-GAAP Financial Measures” below. A reconciliation of non-GAAP adjusted guidance measures shown above is included with this press release.

Other Announcements

Three new members have joined the company’s board of directors. With their extensive experience, Peter Gray, Heather Ann McSharry and Norbert G. Riedel, Ph.D. bring additional depth and expertise to the board. With these additions, the company’s board of directors consists of eleven members.

•

Mr. Gray brings over 20 years of experience in the pharmaceutical industry, most recently as Chief Executive Officer of ICON plc, a global provider of outsourced development services to the pharmaceutical, biotechnology and medical device industries and previously as Executive Vice President and Chief Financial Officer of Elan Corporation plc.

•

Ms. McSharry brings almost 30 years of experience in multiple international industries including healthcare, consumer goods, and financial services, most recently as Managing Director Ireland of Reckitt Benckiser, a multinational health, home and hygiene consumer products company and previously as Managing Director of Boots Health Care Ireland Limited.

•

Dr. Riedel is a retired executive of the pharmaceutical industry bringing significant scientific, drug discovery and development, and commercial expertise to the board, with over 20 years of experience in the biotechnology and pharmaceutical industry, most recently as Chief Science and Innovation Officer of Baxter International.

In April 2013, we entered into a collaboration with Medtronic, Inc., the market leader in intrathecal pumps. Prialt is currently approved for use with the Medtronic SynchroMed® II Drug Infusion System. Jazz Pharmaceuticals and Medtronic have agreed to develop joint speaker, physician education and training programs.

Conference Call Details

Jazz Pharmaceuticals will host an investor conference call and live audio webcast today at 4:30 p.m. EDT (9:30 p.m. IST) to provide a business and financial update and discuss its first quarter 2013 results and updated 2013 financial guidance. The live webcast may be accessed from the Investors & Media section of the company’s website at www.jazzpharmaceuticals.com. Please connect to the website prior to the start of the conference call to ensure adequate time for any software downloads that may be necessary. Investors may participate in the conference call by dialing +1 877 280 4962 in the U.S., or +1 857 244 7319 outside the U.S., and entering passcode 74507526.

A replay of the conference call will be available through May 14, 2013 by dialing +1 888 286 8010 in the U.S., or +1 617 801 6888 outside the U.S., and entering passcode 88616839.

An archived version of the webcast will be available for at least one week in the Investors & Media section of the Jazz Pharmaceuticals website at www.jazzpharmaceuticals.com.

About Jazz Pharmaceuticals

Jazz Pharmaceuticals plc is a specialty biopharmaceutical company focused on improving patients’ lives by identifying, developing and commercializing innovative products that address unmet medical needs. The company has a diverse portfolio of products in the areas of narcolepsy, oncology, pain and psychiatry. The company’s U.S. marketed products in these areas include: Xyrem® (sodium oxybate) oral solution, Erwinaze® (asparaginase Erwinia chrysanthemi), Prialt® (ziconotide) intrathecal infusion and FazaClo® (clozapine, USP) HD. Outside of the U.S., Jazz Pharmaceuticals also has a number of products marketed by its EUSA Pharma division. For further information, see www.jazzpharmaceuticals.com.

Non-GAAP Financial Measures

To supplement Jazz Pharmaceuticals’ financial results and guidance presented on a GAAP basis, the company uses certain non-GAAP adjusted financial measures. The company believes that these non-GAAP financial measures are helpful in understanding its past financial performance and potential future results, particularly in light of the effect of various acquisition and divestiture transactions effected by the company during 2012. They are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read in conjunction with the consolidated financial statements prepared in accordance with GAAP. Jazz Pharmaceuticals’ management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. Compensation of executives is based in part on the performance of the company’s business based on certain of these non-GAAP measures. In addition, Jazz Pharmaceuticals believes that the use of these non-GAAP measures enhances the ability of investors to compare its results from period to period. The non-GAAP adjusted financial measures as used by Jazz Pharmaceuticals in this press release may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the company’s competitors and other companies.

As used in this press release, (i) the historical adjusted net income measures exclude from GAAP income from continuing operations, as applicable, amortization of intangible assets, share-based compensation expense, acquisition accounting inventory fair value step-up adjustments, transaction and integration costs, restructuring charges, change in fair value of contingent consideration, upfront license fees, depreciation and other non-cash expense, and adjust the income tax provision to the estimated amount of taxes that are payable in cash; (ii) the historical adjusted combined SG&A and R&D expenses exclude from GAAP combined SG&A and R&D expenses, as applicable, share-based compensation expense, transaction, integration and restructuring costs, depreciation, upfront license fees and change in fair value of contingent consideration; (iii) the adjusted net income guidance measures exclude from estimated GAAP net income amortization of intangible assets and depreciation, share-based compensation expense, acquisition accounting inventory fair value step-up adjustments, transaction, integration and restructuring costs, change in fair value of contingent consideration, upfront license fees and other non-cash expense, and adjust the income tax provision to the estimated amount of taxes that are payable in cash; (iv) the adjusted gross margin percentage guidance excludes from estimated GAAP gross margin percentage share-based compensation expense, acquisition accounting inventory fair value step-up adjustments and restructuring expense; and (v) the adjusted combined SG&A and R&D expenses guidance excludes from estimated GAAP combined SG&A and R&D expenses share-based compensation expense, transaction, integration and restructuring costs, depreciation, change in fair value of contingent consideration and upfront license fees.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements, including, but not limited to, statements related to Jazz Pharmaceuticals’ future financial results and growth potential, including 2013 financial guidance, plans to pursue investment opportunities, future collaboration activities, potential share repurchases and other statements that are not historical facts. These forward-looking statements are based on Jazz Pharmaceuticals’ current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with maintaining and increasing sales of and revenue from Xyrem, such as the potential introduction of generic competition and changed or increased regulatory restrictions on or requirements with respect to Xyrem, as well as similar risks related to effectively commercializing the company’s other marketed products, including Erwinaze and Prialt; protecting the company’s intellectual property rights; obtaining appropriate pricing and reimbursement for the company’s products in an increasingly challenging environment; ongoing regulation and oversight by U.S. and non-U.S. regulatory agencies; dependence on key customers and sole source suppliers, including the risk that the company may be unable to timely resolve potential product supply shortages and meet product demand; the difficulty and uncertainty of pharmaceutical product development and the uncertainty of clinical success and regulatory approval; the company’s ability to identify and acquire, in-license or develop additional products or product candidates to grow its business; and potential restrictions on the company’s ability and flexibility to pursue future opportunities as a result of its substantial outstanding debt obligations; as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals plc’s Securities and Exchange Commission filings and reports (Commission File No. 001-33500), including in the Annual Report on Form 10-K for the year ended December 31, 2012 and future filings and reports by the company, including the Quarterly Report on Form 10-Q for the quarter ended March 31, 2013. Jazz Pharmaceuticals undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

JAZZ PHARMACEUTICALS PLC

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Revenues:
Product sales, net	$194,652	$101,452
Royalties and contract revenues	1,585	1,078

Total revenues	196,237	102,530
Operating expenses:
Cost of product sales	27,220	7,744
Selling, general and administrative	70,528	44,356
Research and development	10,747	3,959
Intangible asset amortization	19,555	10,732

Total operating expenses	128,050	66,791

Income from operations	68,187	35,739
Interest income (expense), net	(7,399)	13
Foreign currency gain	271	—

Income from continuing operations before income tax provision	61,059	35,752
Income tax provision	17,634	5,517

Income from continuing operations	43,425	30,235
Loss from discontinued operations	—	(2,554)

Net income	$43,425	$27,681

Basic income (loss) per ordinary share:
Income from continuing operations	$0.74	$0.56
Loss from discontinued operations	—	(0.05)

Net income	$0.74	$0.51

Diluted income (loss) per ordinary share:
Income from continuing operations	$0.71	$0.52
Loss from discontinued operations	—	(0.04)

Net income	$0.71	$0.48

Weighted-average ordinary shares used in per share computations:
Basic	58,358	53,923

Diluted	61,511	58,084

JAZZ PHARMACEUTICALS PLC

SUMMARY OF PRODUCT SALES, NET

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Xyrem	$117,526	$73,437
Erwinaze/Erwinase	41,816	—
Prialt	4,986	9,522
Psychiatry	17,650	17,698
Other	12,674	795

Total	$194,652	$101,452

The following compares actual net product sales for the three months ended March 31, 2013 to unaudited pro forma information representing combined net product sales for the three months ended March 31, 2012, as if the merger with Azur Pharma, the acquisition of EUSA Pharma and the disposition of the women’s health business had each been completed on January 1, 2012:

SUMMARY OF PRODUCT SALES, NET (PRO FORMA)

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Xyrem	$117,526	$73,437
Erwinaze/Erwinase	41,816	32,907
Prialt	4,986	9,862
Psychiatry	17,650	18,060
Other	12,674	12,874

Total pro forma net sales	$194,652	$147,140

JAZZ PHARMACEUTICALS PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$450,511	$387,196
Accounts receivable, net	93,833	75,480
Inventories	22,830	26,525
Prepaid expenses	11,286	7,445
Deferred tax assets, net	47,517	35,813
Other current assets	21,395	19,113

Total current assets	647,372	551,572
Property and equipment, net	7,795	7,281
Intangible assets, net	835,003	869,952
Goodwill	436,355	442,600
Deferred tax assets, net, non-current	62,933	74,850
Deferred financing costs	15,686	16,576
Other long-term assets	4,546	3,662

Total assets	$2,009,690	$1,966,493

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$31,634	$15,887
Accrued liabilities	100,935	104,666
Current portion of long-term debt	32,656	29,688
Income taxes payable	37,803	39,884
Contingent consideration	39,300	—
Deferred tax liability, net	259	275
Deferred revenue	1,138	1,138

Total current liabilities	243,725	191,538
Deferred revenue, non-current	6,566	6,776
Long-term debt, less current portion	418,506	427,073
Contingent consideration, non-current	—	34,800
Deferred tax liability, net, non-current	169,176	178,393
Other non-current liabilities	9,817	6,621
Total shareholders’ equity	1,161,900	1,121,292

Total liabilities and shareholders’ equity	$2,009,690	$1,966,493

JAZZ PHARMACEUTICALS PLC

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
GAAP income from continuing operations	$43,425	$30,235
Intangible asset amortization	19,555	10,732
Share-based compensation expense	8,757	3,281
Acquisition accounting inventory fair value step-up	1,545	1,308
Transaction and integration costs	1,022	6,095
Restructuring charges	949	—
Change in fair value of contingent consideration	4,500	—
Upfront license fees	4,000	—
Depreciation	575	—
Other non-cash expense	1,229	42
Income tax adjustments	(1,132)	—

Adjusted net income	$84,425	$51,693

GAAP income from continuing operations per diluted share	$0.71	$0.52

Adjusted net income per diluted share	$1.37	$0.89

Shares used in computing GAAP income from continuing operations and adjusted net income per diluted share amounts	61,511	58,084

JAZZ PHARMACEUTICALS PLC

RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED INFORMATION

CERTAIN LINE ITEMS AND OTHER INFORMATION

(In thousands, except per share amounts and percentages)

(Unaudited)

	Three Months Ended
	March 31, 2013				March 31, 2012
	GAAP	Adjustment		Non-GAAP	GAAP	Adjustment		Non-GAAP
Total revenues	$196,237	$—		$196,237	$102,530	$—		$102,530
Cost of product sales	27,220	(2,296	) (a)	24,924	7,744	(1,669	) (i)	6,075
Selling, general and administrative	70,528	(13,988	) (b)	56,540	44,356	(8,500	) (j)	35,856
Research and development	10,747	(5,064	) (c)	5,683	3,959	(515	) (k)	3,444
Intangible asset amortization	19,555	(19,555)		—	10,732	(10,732)		—
Interest expense (income), net	7,399	(1,229	) (d)	6,170	(13)	(42	) (l)	(55)
Foreign currency gain	271	—		271	—	—		—
Income from continuing operations before income tax provision	61,059	42,132	(e)	103,191	35,752	21,458	(e)	57,210
Income tax provision	17,634	1,132	(f)	18,766	5,517	—		5,517
Effective tax rate (g)	28.9%			18.2%	15.4%			9.6%
Income from continuing operations	43,425	41,000	(h)	84,425	30,235	21,458		51,693
Income from continuing operations per diluted share	$0.71			$1.37	$0.52			$0.89

(a)	Acquisition accounting inventory fair value step-up of $1,545, share-based compensation expense of $709 and restructuring expense of $42.
(b)

Share-based compensation expense of $7,005, change in fair value of contingent consideration of $4,500, transaction and integration costs of $1,022, restructuring expense of $907 and depreciation expense of $554.

(c)	Upfront license fees of $4,000, share-based compensation expense of $1,043 and depreciation of $21.
(d)	Non-cash interest expense associated with debt discount and debt issuance costs.
(e)	Sum of the above adjustments.
(f)	Adjustments to convert the income tax provision to the estimated amount of taxes payable in cash.
(g)	Income tax provision divided by income from continuing operations before income tax provision.
(h)	Net of adjustments (e) and (f).
(i)	Acquisition accounting inventory fair value step-up of $1,308 and share-based compensation expense of $361.
(j)	Transaction and integration costs of $6,095 and share-based compensation expense of $2,405.
(k)	Share-based compensation expense.
(l)	Amortization of product rights liability.

JAZZ PHARMACEUTICALS PLC

RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED 2013 FINANCIAL GUIDANCE

(In millions, except per share amounts)

(Unaudited)

GAAP net income	$206 - $230
Intangible asset amortization and depreciation	83 - 84
Share-based compensation expense	48 - 50
Acquisition accounting inventory fair value step-up	4
Transaction, integration and restructuring costs	2 - 3
Change in fair value of contingent consideration	15
Upfront license fees	4
Other non-cash expense	4 - 5
Income tax adjustments	3 - 8

Adjusted net income	$379 - $392

GAAP net income per diluted share	$3.32 - $3.69

Adjusted net income per diluted share	$6.10 - $6.30

Shares used in computing GAAP and adjusted net income per diluted share amounts	62

Contact:

Kathee Littrell

Vice President, Investor Relations

Jazz Pharmaceuticals plc

Ireland, + 353 1 634 7887

U.S., + 1 650 496 2717